EXHIBIT 10.06



                       FULLY DISCLOSED CLEARING AGREEMENT

                                       OF

                                PERSHING DIVISION


               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



THIS AGREEMENT is made and entered into as of this October 22, 1992 by and between the Pershing Division of Donaldson, Lufkin & Jenrette Securities

Corporation ("Pershing"), a Delaware Corporation and Keefe, Bruyette & Woods,

Inc. ("Broker"), a New York Corporation.


1. Subject to the approval of the New York Stock Exchange, from the opening of business on or about February 19,1993, until the termination of this Agreement as provided for in Paragraph 17 hereof, Pershing will carry the cash and margin accounts of the customers introduced by Broker to Pershing, and accepted by Pershing, and will clear transactions on a fully disclosed basis for such accounts, all as more specifically provided in Paragraph 3 hereof and subject to the terms and conditions hereinafter set forth.

2.       REPRESENTATIONS AND WARRANTIES

         (a)      Broker represents and warrants that:

                  Broker is duly registered and in good standing as a broker/dealer with the Securities and Exchange Commission and is a member firm in good standing of the National Association of Securities Dealers, Inc. ("NASD").

                  Broker has all requisite authority, whether arising under applicable federal or state laws or the rules and regulations of any securities exchange or regulatory authority to which Broker is subject, to enter into this Agreement and to retain the services of Pershing in accordance with the terms hereof; and

                  Broker and each of its employees is in substantial compliance and during the term of this Agreement will remain in substantial compliance with the registration, qualification, capital, financial reporting, customer protection, and other requirements of every securities exchange of which Broker is a member, of the NASD, of the Securities and Exchange Commission and every state to which jurisdiction Broker and each of its employees are subject.
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         (b)      Pershing represents and warrants that:

                  Pershing is duly registered and in good standing as a broker/dealer with the Securities and Exchange Commission and is a member firm in good standing of the National Association of Securities Dealers, Inc. ("NASD").

                  Pershing has all requisite authority, whether arising under applicable federal or state laws, or the rules and regulations of any securities exchange or regulatory authority to which Pershing is subject, to enter into this Agreement; and

                  Pershing is in substantial compliance and during the term of this Agreement will remain in substantial compliance with the registration, qualification, capital, financial reporting, customer protection requirements of every regulatory and self-regulatory organization to whose jurisdiction Pershing is subject.

3.       SERVICES TO BE PERFORMED BY PERSHING

         Pershing, acting as Broker's agent, shall carry the customers' cash and margin accounts introduced by Broker on a fully disclosed basis and perform the following services:

         (a) Execute transactions in the customers' accounts and release or deposit money or securities to or for the accounts, only upon Broker's instructions;

         (b) Prepare confirmations and prepare and mail summary monthly statements to Broker's customers on forms disclosing that the account is carried on a fully disclosed basis for the Broker;

         (c) Settle contracts and transactions in securities (i) between Broker and other brokers and dealers, (ii) between Broker and its customers and (iii) between Broker and third persons; and

         (d) Perform cashiering functions for such customers' accounts, including receipt and delivery of securities purchased, sold, borrowed and loaned; make and receive payments therefor, provide custody and safekeeping of securities and cash; and handle margin accounts dividends and exchanges, and rights and tender offers with respect to such securities.

         (e) Mail to each customer a copy of the Notice to Customers as required by New York Stock Exchange Rule 382(c).

         Notwithstanding subparagraph (a) through (d) above, Pershing may, in its sole discretion, after giving reasonable notice and for reasonable cause, refuse to open an account for a specific customer; close an account already opened; refuse to confirm and/or cancel a confirmation; reject a delivery or receipt of securities and/or money; refuse to clear any trade executed by Broker; or refuse to execute any trade for the account of a

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

         customer introduced by Broker.

         Broker acknowledges that in connection with the performance of the above described services, Pershing may retain, at its option, one or more independent data processing service bureaus to perform any of the required functions, and agrees that Pershing shall not be responsible for any losses, damages, liability or expenses incurred by or claims made by the Broker or its customers arising from the failure of any such service bureau to perform said functions accurately, in accordance with specifications, or within the customary time periods. Pershing's only obligation will be to cause any such service bureau to correct any processing error in its next regularly scheduled processing and to deliver any overdue work as soon as reasonably practicable. In no event shall Pershing be responsible for indirect or consequential damages.

         Pershing may authorize certain of Broker's employees designated by Broker in writing, to sign checks to Broker's customers for amounts due and requested by them with respect to their accounts. All checks must be signed by two of such authorized employees and no check or checks payable in any one day to any one customer shall exceed $100,000 in the aggregate without the prior written approval of Pershing. All expenses incurred in connection with such authorization shall be charged to Broker. Any lien on the customer's property granted by the customer to Broker or Pershing shall extend to any funds which may be segregated in a separate account to carry out the purposes of this paragraph.

4.       SERVICES FOR WHICH PERSHING IS NOT RESPONSIBLE

         Unless otherwise expressly agreed in writing, Pershing will not provide nor be responsible for providing any services specifically enumerated in this Paragraph:

         (a) Accounting, bookkeeping or record keeping, cashiering, or other services in respect to commodity transactions, or any other transaction not involving securities;

         (b) Preparation of Broker's payroll records, financial statements or any analysis thereof;

         (c) Preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by Pershing on behalf of Broker pursuant to this Agreement;

         (d)      Payment of commissions to Broker's salesmen;

         (e) Preparation or filing of any of Broker's reports to the Securities and Exchange Commission, any state securities commission, or any securities exchange, securities association or other membership to which Broker is subject; but Pershing will, at the request of Broker, furnish Broker with any necessary information and data contained in records kept by Pershing and not otherwise available to Broker for use in making such reports by Broker; and

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         (f)      Verification of address changes of Broker's customers.

5.       DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF BROKER

         (a)      Information to be supplied by Broker:

                  Broker will provide Pershing with such basic data and documents, including (without limitation) copies of records of any receipts of customers' funds and securities received directly by Broker as shall be necessary or appropriate to permit Pershing to discharge its service obligations hereunder. In all cases, such data and documents must be compatible with the requirements of Pershing's bookkeeping system. In addition, Broker will furnish Pershing such information and signatures as are requested by Pershing for the opening and carrying of customer accounts on forms which have been approved by Pershing. All accounts shall be opened in accordance with Pershing's requirements, and the acceptance of an opening of an account without such requirements being fulfilled shall not be deemed to be waiver of such requirements. A duly authorized principal executive officer of Broker will approve in writing the opening of each customer's account. Broker shall be responsible for maintaining proper customer addresses and Pershing may for all purposes rely on such addresses as they are furnished by Broker.

         (b)      Receipt of money and securities:

                  In all cash accounts, Broker shall be responsible for purchases for customers until actual and complete payment therefor has been received by Pershing, and in the case of checks representing such payment received by Pershing, Broker shall be responsible until they shall have been paid and the proceeds actually received and credited to Pershing by its bank. Pershing agrees to use due diligence in depositing such checks promptly.

                  Broker shall be responsible for sales until acceptable deliveries to Pershing of the securities involved have been made. Broker agrees to turn over promptly to Pershing funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable Pershing to promptly and properly to record such remittances and receipts in the respective customer accounts. Broker shall arrange for timely settlement of "delivery versus payment" transactions and shall not introduce any retail or individual accounts requiring settlement on a "delivery vs. payment" or, "receive versus payment" basis without the prior written approval of Pershing. Broker shall obtain each customer's agreement to accept "partial deliveries" and to abide by other clearance arrangements as may be directed by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or the NASD. Pershing may at its option charge, for late payments or deliveries, interest at 1%, or such other rate as may be agreed upon in writing, above the broker's call rate.

                  Pershing reserves the right to give prior oral or written notice to Broker and to any customer of failure to make timely settlement and

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                  Pershing's intention to take remedial action. In the case of the purchase or sale of securities "when issued" or where distribution or delivery is otherwise delayed in an account other than a margin account, Broker shall be responsible for the transaction until necessary and satisfactory margin has been received by Pershing and for checks representing such margin until they shall have been paid and the proceeds actually received and credited to Pershing by its bank.

                  With respect to any settlements which involve the drafting of securities; draft charges, including interest expense, will be borne by Broker. Interest costs on settling in locations not herein specified will be borne as Pershing and Broker may mutually agree in writing, with the general understanding that Pershing will bear the interest costs associated with delivering securities within New York City and Broker will bear the costs associated with the movement of securities from or to New York City to or from any other location.

         (c)      Communication with customers:

                  Broker and Pershing each agree to forward to the other any written complaint received from a customer.

         (d)      Duties of Broker with respect to customers:

                  The customer shall remain the customer of Broker, and Broker shall be responsible for obtaining all of the essential facts relative to every customer, every cash or margin account, every order, and every person holding power of attorney over any account accepted by Broker. Broker shall also be responsible for the conduct of customer accounts and the supervision thereof, including but not limited to, assessing the suitability of a transaction for the customer when required under applicable rules, the authenticity of all orders, signatures and endorsements, the frequency of trading by a customer and the genuineness of all signatures, certificates and papers, the status under the Securities Act of 1933 of securities proposed to be sold or margined by a customer, and reviewing the accounts for, among other things, manipulative practice and insider trading, and compliance with all federal, state, securities exchange and association laws, rules and regulations to which Broker and the customer are subject.

                  Broker undertakes to comply with Rule 405(1), (2) and (3) of the New York Stock Exchange, Inc. and other rules of regulatory organizations having jurisdiction over Broker and to diligently supervise compliance through the use of a compliance manual or other written procedures. It is understood that Broker will establish adequate procedures regarding Rule 405 and will make a diligent attempt in every case to conform to this rule.



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                  Broker must notify Pershing in each case where Broker and a customer authorize a Registered Representative of Broker to exercise discretion in an account. In addition, Broker will advise Pershing at the time an order is placed if such order is for a discretionary account of one of Broker's Registered Representatives.

                  It is understood that Broker warrants that, to its best knowledge, the customers introduced to Pershing by Broker shall not be minors and shall not be such as to come under any prohibition referred to in Rule 407 of the New York Stock Exchange, Inc., or in any other law, rule or regulation of any other regulatory authority; that Broker's customers shall in fact be the owners of accounts opened by Pershing in their names, and that any orders and instructions given by Broker or any of Broker's employees shall have been previously fully and properly authorized.

                  Prior to engaging in option trading for any of Broker's customers, Broker will deliver to such customer a current prospectus of the Options Clearing Corporation together with any effective supplements thereto. Broker will take all appropriate steps to assure that customers engaging in such trading are sophisticated investors, fully aware of the risks involved, and that option trading is suitable for such customers. Broker will comply in all respects with Pershing's options compliance program, including the obtaining of information, written approval of option accounts by the Senior Registered Options Principal of Broker, and execution of forms required by Pershing. Pershing shall not be required to endorse any put or call options for any account unless the account is satisfactory to Pershing.

                  This agreement places the responsibility for "knowing the customer" and "suitability" on the Broker. It permits Pershing to satisfy itself, for its own benefit, that Broker has the ability to comply itself, for its own benefit, and that Broker has the ability to comply and has complied with the requirements of Rule 405 of the New York Stock Exchange, Inc. and comparable requirements of similar rules of any other self-regulatory organization to which Broker belongs. It is understood that the preparation and possession of surveillance records or any new data, including exception reports, by Pershing on behalf of or for the use of Broker shall neither obligate Pershing to review such material nor make Pershing responsible to know its contents.

         (e)      Financial Data

                  Broker agrees to furnish Pershing a copy of all FOCUS Reports at the same time Broker files such with its primary examining authority.

         (f) Broker shall make and maintain reports, records and regulatory filings required to be kept by the Broker by any entity that regulates it, including any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, the Money Laundering Act of 1986, and any rules and regulations promulgated pursuant thereto.

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

6.       BROKER INDEMNIFICATION

         Broker hereby agrees to indemnify, defend and hold harmless Pershing from and against all claims, demands, proceedings, suits and actions made or brought against Pershing and to indemnify Pershing's liabilities, losses, damages, expenses, attorneys' fees and costs arising out of one or more of the following:

         (a) Failure of Broker or the Broker's customer to make payment when due for securities purchased or to deliver when due securities sold for the account of Broker or the Broker's customers;

         (b) Failure of a customer of Broker to meet any initial margin call or any maintenance call, except that Pershing shall be responsible only for the portion of any such losses that are directly attributable to Pershing's failure to give proper and timely notification to the customer of any maintenance call;

         (c) Failure of Broker to properly perform its duties, obligations and responsibilities with respect to customer accounts (as set forth in Paragraph 5, above), it being understood that the participation of any employee of Pershing in any transactions referred to in Paragraph 5 shall not affect Broker's indemnification obligations hereunder, unless such participation by Pershing's employee was fraudulent or negligent;

         (d) Any dishonest, fraudulent, negligent or criminal act or omission on the part of any of Broker's officers, partners, employees, agents or customers;

         (e) All claims or disputes between Broker and its customer with respect to the matters set forth in Paragraph 5 (d), it being understood: (i) that Broker guarantees the validity of customer orders in the form such orders are transmitted to Pershing by Broker and guarantees to Pershing that each customer will promptly and fully perform his commitments and obligations with respect to all transactions in all of his accounts carried by Pershing hereunder and, (ii) that checks received by Pershing from Broker's customer shall not constitute payment until they have been paid and the proceeds actually received and credited to Pershing by its bank;

         (f) Any adverse claims with respect to any customer securities delivered or cleared by Pershing it being understood that Pershing shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in Section 8-306(3) of the Uniform Commercial Code;

         (g) The default by any over-the-counter broker with whom the Broker deals on a principal basis, giving up Pershing for clearance;

         (h) The default by any third-party broker with whom the Broker rather than Pershing executes a transaction for itself or a customer;

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         (i)      The negligence, malfeasance, or mistakes of any employee of
                  Broker with respect to the use of the check-signing authority granted under Paragraph 3;

         (j) The breach by the Broker of any warranty made by it under this Agreement;

         (k) Pershing's guarantee of any signatures with respect to transactions in the accounts of Broker's customers;

         (l) The failure of Broker's customers to fulfill their obligations to the Broker or to Pershing (whether or not such failure is in the Broker's control).

         If within 30 days or such lesser time as required by law after receiving notice thereof in writing, Broker shall fail to properly institute the defense of Pershing against any claim, demand, suit, proceeding or action arising out of one or more of the above matters, Pershing will have the right to defend against the same at Broker's cost and expense, or in its sole discretion, to settle the same at Broker's cost and expense.

7.       COMMISSION PAYMENTS

         (a) Pershing shall charge each of Broker's customers the commission which Broker directs it to charge for each transaction. If specific instructions are not received with respect to a specific transaction in the time period required by Pershing to implement same, Pershing shall charge the customer the commission prescribed in the basic commission schedule delivered to Pershing by Broker. Such basic schedule may be amended from time to time by Broker by written instructions delivered to Pershing; provided, however, that such changes shall be implemented only to the extent they are within the usual capabilities of Pershing's data processing and operations systems and only within such reasonable time limitations as Pershing may deem necessary to avoid disruption of its normal operating capabilities. For purposes of confirmation preparation, Broker will also furnish from time to time the source and amount of any commission or other payment received by Broker in connection with transactions in the customers' account.

         (b) Commissions charged Broker's customers shall be collected by Pershing and credited to Broker daily, after deducting Pershing's compensation referred to in Paragraph 9 (and any other amount owed to Pershing pursuant to this Agreement). Such commissions shall be remitted to Broker on a monthly basis, approximately 10 days after the final settlement date of each month. More frequent remittances may be made if the estimated current activity in the accounts and remittance experiences in the past justify such advances, and if agreed to by both parties.

8.       COMPENSATION

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         As compensation for services provided hereunder by Pershing, there shall be deducted from the commissions charged Broker's customers the amounts set forth in the fully disclosed pricing schedule attached hereto. Said compensation schedule may be changed by Pershing at any time on thirty (30) days prior written notice to Broker or from time to time as may be agreed to by both parties. However, during the period from the effective date of this Agreement to the second anniversary thereof, the pricing schedule may not be changed except by agreement of the parties. Thereafter any charge imposed by Pershing shall not be greater in its entirety than that charge generally made by Pershing for all correspondents of a similar size and business mix.

9.       MARGIN ACCOUNTS

         (a) Any transaction for a customer will be considered a cash transaction until such time as Broker has furnished Pershing with an executed customer's margin agreement and consent to loan of securities in a form acceptable to Pershing.

         (b) All margin accounts introduced by Broker shall be subject to Pershing's "house margin requirements." Pershing currently imposes a 30% maintenance requirement, but said requirement and other margin requirements may be changed at any time by giving the Broker 10 days prior written notice of such change. In all such margin accounts, Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by Pershing in acceptable form. Pershing reserves the right to refuse to accept any transaction in a margin account after the initial transaction, without the actual receipt of the necessary margin, and to impose a higher margin requirement, when, in Pershing's opinion, the past history or nature of such account or the securities therein justifies such action. Pershing shall endeavor to notify Broker in advance of all margin calls, and shall provide Broker with copies of such calls. In the event that satisfactory margin is not provided within the time specified by Pershing, Pershing shall be at liberty to take such actions as Pershing may in its judgment deem best. After such initial margin has been received, subsequent margin calls may be made by Pershing. Broker agrees to cooperate with Pershing in complying with and obtaining margin on subsequent calls.

         (c) Interest charged with respect to debit balance in customers' accounts shall be determined in accordance with the fully disclosed pricing schedule attached hereto.

         (d) Broker shall be responsible for any failure on the part of a customer to meet a "maintenance call", except to the extent directly attributable to Pershing's failure to give proper and timely notification to the customer. An officer of Broker who has been designated by Broker (and acknowledged in writing by Pershing) may request, to the extent permitted by the margin rules, that Pershing withhold temporarily any contemplated action to "Sell-out" or "Buy-in" accounts which have failed to meet a margin call. Such requests shall

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                  be made in writing and shall clearly set forth the period of time during which the contemplated action be withheld. Should Pershing comply in whole or in part with such request, Broker guarantees to reimburse Pershing immediately for the maximum amount of loss or liability which Pershing may sustain or incur by reason of any compliance with such request, by depositing sufficient funds with Pershing in a reserve or other appropriate account at a bank of Pershing's choosing over which Pershing shall be a signatory, to reimburse Pershing for the loss or unsecured indebtedness held in the account of the particular customer; provided, however, that compliance with such a request shall not be deemed a waiver by Pershing of any of its rights hereunder, including but not limited to, the right to close out a contract or position, if in Pershing's judgment, changing conditions render such action advisable.

         (e) Broker shall be responsible for sending to each margin customer a written statement at the time of the opening of a margin account in compliance with Rule 10b-16 under the Securities Exchange Act of 1934.

         (f) Broker shall obtain from each margin account introduced to Pershing a margin agreement, including a hypothecation authority, in a form and substance acceptable to Pershing.

10.      UNSECURED DEBITS OR UNSECURED SHORT POSITIONS

         Unsecured debit or short position (on a "mark to market" basis) in a customer's account not resolved by payment or delivery within thirty calendar days shall be charged to the account of the Broker maintained by Pershing to which Pershing credits the Broker with commissions due Broker. Such unpaid debits or short positions shall be netted against commissions due on a monthly basis. Any excess of such unpaid debits or short positions over commissions due shall be applied against Broker's Deposit Account and be considered a claim against Broker pursuant to paragraph 7 of this Agreement.

11.      RESPONSIBILITIES AND RIGHTS OF PERSHING

         Pershing will maintain prescribed books and records of all transactions executed or cleared through it. Pershing also undertakes to perform in good faith the services agreed to be performed in this Agreement including the foregoing, but shall not be bound to make any investigation into the facts surrounding any transaction that it may have with Broker or that Broker may have with its customer or other persons, nor shall Pershing be under any responsibility for compliance by Broker with any laws or regulations which may be applicable to Broker.

         Nothing herein shall be deemed to restrict in any way the right of Pershing or any affiliate of Pershing to compete with Broker in any or all respects of Broker's business.

12.      PERSHING INDEMNIFICATION

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         Pershing shall have no liability to any of Broker's customers for any loss suffered by any customer. Pershing's liability will be only to Broker and then only to the extent hereinafter expressly set forth. Pershing hereby agrees to indemnify, defend and hold harmless Broker from and against all claims, demands, proceedings, suits and actions and all liabilities, expenses, attorney fees, and costs in connection therewith arising out of any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of its officers, partners or employees with respect to the services provided by Pershing under this Agreement.

13.      EMPLOYEES

         Without the prior written consent of Pershing, Broker will not during the period of this Agreement and for one year thereafter, hire or attempt to hire any person who is employed by Pershing on the termination of this Agreement or whose employment with Pershing terminated within the one year period prior to the termination of this Agreement.

14.      CONSTRUCTION OF AGREEMENT

         Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Pershing and Broker or between Broker and other brokers for whom Pershing may perform the same or similar service. Neither Pershing nor Broker will utilize the name of the other in any way without the other's consent and under no circumstances shall either party employ the other's name in such a manner as to create the impression that the relationship created or intended between them is anything other than that of clearing broker and correspondent broker.

         During the term of this Agreement, Broker will not enter into any other similar Agreement or obtain the services contemplated by this Agreement from any other party, without prior written notice to Pershing.

15.      CONFIDENTIALITY

         Broker agrees not to disclose the terms of this Agreement to any outside parties except to regulatory bodies with appropriate jurisdiction and to authorized employees of the Broker on a need-to-know basis. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of Pershing.

         Pershing represents and warrants that the names and addresses of the Broker's customers that have or may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by Pershing except in connection with the functions performed by Pershing pursuant to this Agreement.

         Pershing shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the broker, which requirement shall survive the life of this Agreement.

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16.      TERMINATION

         This Agreement shall continue until terminated as hereinafter provided

         (a) Upon any unilateral change of more than 5% per annum as per Paragraph 8, by Pershing in the compensation schedule pursuant to Paragraph 9 hereof, Broker may, upon fifteen (15) days prior written notice to Pershing, terminate this Agreement on the effective date of such unilateral change.

         (b) This Agreement may be terminated by either party without cause upon ninety (90) days written notice delivered in person or by registered or certified mail.

                  If either party terminates the Agreement pursuant to this subparagraph, Pershing shall have the right to impose reasonable limitations upon Broker's activities during the period between the giving of notice and the transfer of Broker's accounts.

         (c) In the event either party defaults in the performance of its obligations under this Agreement, the nondefaulting party may terminate this Agreement on the following terms and conditions. Written notice must be delivered to the defaulting party specifying the nature of the default and notifying the defaulting party that unless the default is cured within a period of thirty (30) days from receipt of the notice, this Agreement may be terminated without further proceedings by the nondefaulting party.

         (d) This Agreement may be terminated by Pershing or Broker immediately in the event that the other party is enjoined, disabled, suspended, prohibited or otherwise unable to engage in the securities business or any part of it as a result of any administrative or judicial proceeding or action by the Securities and Exchange Commission, any state securities law administrator or any self-regulatory organization having jurisdiction.

         (e) Termination of this Agreement however caused shall not release Broker or Pershing from any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination.

         (f) If prior to one year from the date set forth in Paragraph 1, Broker terminates this Agreement pursuant to subparagraph (b) above, or Pershing terminates this Agreement pursuant to subparagraph (c) or (d) above, Broker will pay to Pershing termination fee equal to the reasonable expenses incurred by Pershing (i) in establishing systems procedures and capacity for servicing Broker and its customers, and (ii) in discontinuing the clearing arrangement; provided, however, that in no event shall said termination fee be less than $5,000. Said fee shall be paid within 10 days after receipt of Pershing's statement setting forth in reasonable detail the expenses incurred by Pershing.

17.      ACTION AGAINST CUSTOMERS

         Pershing shall have the right upon written notice to Broker, in its sole discretion (but shall not be obliged), and at its sole expense to institute and prosecute in its name, any action or proceeding against any of Broker's customers as to any controversy or claim arising out of Pershing's transactions with Broker or with Broker's customers, and nothing contained in this Agreement shall be deemed or construed to impair or prejudice such right in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker shall assign to Pershing its rights against its customers to the extent requested by Pershing and necessary to carry out the intent of this Paragraph.

18.      NOTICES

         Any notice or request required or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand or by certified mail, in either case, return receipt requested, to the parties at the following address:

         Broker:     Keefe, Bruyette & Woods, Inc.
                     2 World Trade Center
                     New York, NY 10048

         Attn:       Guy Woelk
                     Senior Vice President & CFO

                or   Randy Resnick
                     Operations Manager

         Pershing:
         Pershing Division
         Donaldson, Lufkin & Jenrette Securities Corporation
         One Pershing Plaza
         Jersey City, N.J. 07399
         Attn:  Peter Farkas, Senior Vice President

19.      AMENDMENTS

         This Agreement represents the entire Agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally, but only by an agreement in writing and signed by the parties.

20.      EXCHANGE REGULATION

         The parties acknowledge they will be subject to the rules of the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and any other securities exchanges or associations of which either party is or may or may become a member, and of any governmental agencies to whose jurisdiction either party may be subject.

21.      ASSIGNMENT

         This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Broker and Pershing.

22.      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23.      ARBITRATION DISCLOSURE

        o   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

        o THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

        o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

        o THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

        o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

24.      ARBITRATION AGREEMENT

         ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AS PERSHING MAY ELECT AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.

25. This Agreement shall be submitted to and/or approved by any National Securities Exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

26. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

27. This Agreement is between the parties and is not intended to confer any benefits on third parties, including, but not limited to, customers of Broker.

28.      Addendum dated 11/9/93.

IN WITNESS WHEREOF the parties have hereto affixed their hands and seals on the day and year first above written.

This Agreement contains a pre-dispute arbitration clause in paragraph 25 on page
15. I acknowledge receiving a copy of this Agreement.

                  BROKER:     Keefe, Bruyette & Woods, Inc.
                              2 World Trade Center
                              New York, NY 10048

                              /s/ Guy Woelk
                  By:         Guy Woelk
                  Title:      Senior Vice President & Treasurer


                  PERSHING DIVISION
                  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                              /s/ Peter Farkas
                  By:         Peter Farkas
                  Title:      Senior Vice President

                                    PERSHING
         Division of Donaldson, Lufkin & Jenrette Securities Corporation
        One Pershing Plaza, Jersey City, New Jersey 07399 o (201)413-2000

THOMAS F. GUINAN
Senior Vice President
(201) 413-2115



November 9, 1993


Mr. Guy Woelk
Senior Vice President & Treasurer
Keefe Bruyette and Woods Inc.
Two World Trade Center, 85th Floor
New York, NY 10048

Re: Amendment to Fully Disclosed Clearing Agreement by and between Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation and Keefe Bruyette and Woods Inc. (the "Agreement")

Dear Mr. Woelk:

This letter, as required by the New York Stock Exchange is intended as an amendment to the Agreement. Except as modified herein, the Agreement shall remain in full force and unmodified.

The agreement is modified by the addition of a new paragraph which reads in full.

28.      SEC Release 34-31511 Provision

         Pursuant to the interpretation of Introducing Accounts on a Fully Disclosed Basis contained in the above referenced release, it is hereby agreed between us that, insofar as the "financial responsibility rules" of the SEC and the Securities Investor Protection Act only are applicable to our relationship, the accounts Broker introduces to Pershing on a fully disclosed basis shall be considered to be accounts of Pershing and not Broker's accounts. Nothing in this paragraph will otherwise change or affect the provisions of the Agreement which provides that the customer account remains Broker's customer account for all other purposes, including, but not limited to, supervision, suitability and indemnification.

If the foregoing is acceptable, please sign both copies of this letter and return one copy for our files.

PERSHING

Mr. Guy Woelk
November 9, 1993
Page 2



Very truly yours,


Pershing Division of Donaldson, Lufkin
& Jenrette Securities Corporation

by: /s/Thomas G. Guinan
     Thomas F. Guinan, Senior Vice President



Accepted and Agreed



  --------------------------------
          (Correspondent)

by: /s/
   -------------------------------
        (Name and Title)


/psj











Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation